Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Flux Power Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)(3)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Shares of Common Stock, par value $0.001 per share (4)	457	(o)	-	-	$13,800,000	0.00013810	$1,905.78
Fees to Be Paid	Equity	Pre-funded warrants (4)(5)	457	(g)	-	-	Included above	-	-
Fees to Be Paid	Equity	Shares of Common Stock issuable upon exercise of pre-funded warrants (4)	457	(o)	-	-	Included above	-	-

	Total Offering Amounts						$13,800,000		$1,905.78
	Total Fees Previously Paid
	Total Fee Offsets								—
	Net Fee Due								$1,905.78

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.
(3)	Includes the price of additional shares of common stock that may be issued upon exercise of the over-allotment option granted to the underwriters to cover over-allotments, if any.
(4)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $13,800,000.
(5)	No fee pursuant to Rule 457(g) of the Securities Act.